Exhibit 1.1
AMENDMENT NO. 3 TO
OPEN MARKET SALE AGREEMENTSM
March 7, 2023
This Amendment No. 3 (“Amendment No. 3”) amends that certain Open Market Sale AgreementSM, dated as of August 5, 2020, as amended by Amendment No. 1 (“Amendment No. 1”) to Open Market Sale AgreementSM, dated as of May 5, 2021, and Amendment No. 2 (“Amendment No. 2”) to Open Market Sale AgreementSM, dated as of December 23, 2022 (the “Agreement”), by and between Sangamo Therapeutics, Inc. (the “Company”) and Jefferies LLC, as sales agent and/or principal (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.
WITNESSETH THAT:
WHEREAS, Section 8(i) of the Agreement permits the Company and the Agent to amend the Agreement;
WHEREAS, upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company lost its status as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended);
WHEREAS, accordingly, the Company filed Post-Effective Amendment No. 1 to the Registration Statement and Post-Effective Amendment No. 2 to the Registration Statement to convert the Registration Statement to the proper submission type for a non-automatic shelf registration statement;
WHEREAS, the Company plans to file a new prospectus supplement in connection with its “at-the-market” offering; and
WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:
1.The first paragraph of Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-255792), which contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be part of such registration statement pursuant to Rule 430(B) of the Securities Act, is herein referred to as the “Registration Statement.” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the

“Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.
2.The references to “Form S-3ASR” in Section 2(b) of the Agreement shall be replaced with “Form S-3.”
3.The first sentence of Section 2(c) is hereby deleted in its entirety and replaced with the following:
At the time of filing the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not (as applicable) an “ineligible issuer,” as such term is defined in Rule 405 under the Securities Act.
4.The Company agrees to pay the reasonable and documented fees and disbursements of the Agent’s counsel in connection with this Amendment No. 3, in an aggregate amount not to exceed $25,000.
5.Section 8(i) of the Agreement is supplemented and amended such that the Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, constitutes the entire agreement of the parties to the Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.
6.This Amendment No. 3 shall be deemed effective on the date first set forth above.
7.Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 3 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby.
8.This Amendment No. 3 shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment No. 3 or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
[Signature page follows.]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,

SANGAMO THERAPEUTICS, INC.

By:     /s/ Alexander Macrae
Name: Alexander Macrae
Title: Chief Executive Officer
The foregoing Amendment is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:     /s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to Amendment No. 3]